Exhibit 10.24

ROCKET PHARMACEUTICALS, INC.

NON-EMPLOYEE DIRECTOR COMPENSATION POLICY

(Effective as of September 26, 2024)

Rocket Pharmaceuticals, Inc. (the “Company”) believes that compensation of the members of the Company’s board of directors (the “Board,” and any committee thereof, a “Committee”), including equity compensation, represents a powerful tool to attract, retain and reward members of the Board who are not also employees of the Company (“Directors”), and to align the interests of the Directors with those of the Company’s stockholders. This Non-Employee Director Compensation Policy (this “Director Compensation Policy”) documents the Company’s Board-approved practice regarding cash and equity compensation to its Directors.

A.
Cash Compensation

Directors will be entitled to receive cash compensation for their services as follows:

1.
Board Service. Each Director, other than the Chairperson of the Board, will receive an annual cash retainer of $40,000. Directors will not receive additional meeting fees for their Board service.

2.
Committee Service. Each Director, other than the Chairperson of the Board, who serves as a Committee chairperson or a Committee member will receive an additional annual cash retainer as follows:

•
Audit Committee Chairperson: $20,000
•
Audit Committee member: $10,000
•
Commercial Committee Chairperson: $15,000
•
Commercial Committee member: $7,500
•
Compensation Committee Chairperson: $15,000
•
Compensation Committee member: $7,500
•
Nominating and Corporate Governance Committee Chairperson: $10,000
•
Nominating and Corporate Governance Committee member: $5,000
•
R&D Committee Chairperson: $15,000
•
R&D Committee member: $7,500

Each Director may elect to receive their cash compensation in the form of an equivalent equity award instead.

Each Director who receives an annual cash retainer as a Committee chairperson will not receive an additional annual cash retainer for service as a member of such Committee. Directors will not receive additional meeting fees for their Committee service.

3.
Chairperson Compensation. The Chairperson of the Board will not receive any cash compensation and will instead receive compensation for service on the Board entirely in the form of automatic equity awards set forth in Section B.

4.
Payment Schedule. All annual cash retainers will be paid quarterly, in arrears, or upon the earlier termination of the relevant Director’s service on the Board. Annual cash retainers owing to mid-year appointed Directors will be annualized, meaning that for Directors who join the Board mid-year, such retainers will be pro-rated for the number of calendar days served by such Director.

5.
Travel Expenses. Each Director’s reasonable, customary and documented expenses related to such Director’s Board or Committee service will be reimbursed by the Company in accordance with its policies.

B.
Automatic Equity Awards

All grants of equity awards to Directors pursuant to this Director Compensation Policy will be subject to the Company’s then current equity compensation plan (the “Plan”) in all respects.

1.
Type of Award. Awards granted pursuant to this Director Compensation Policy will initially be nonqualified stock options (“Options”) and, except as otherwise provided herein, will be subject to the other terms and conditions of the Plan. Commencing with awards granted for the Company’s fiscal year ending December 31, 2026, an award granted pursuant to this Director Compensation Policy will be two-thirds in the form of Options and one-third in the form of restricted stock units (“RSUs”), such quotient based on the grant date fair value thereof as determined under generally accepted accounting principles (“Grant Date Fair Value”), and, except as otherwise provided herein, will be subject to the other terms and conditions of the Plan. All Options granted to a Director will have an exercise price per share equal to the closing price of the Company’s stock on the date of grant.

2.
No Discretion. No person will have any discretion to select which Director will be granted an Initial Award or an Annual Award (each, as defined below) under this Director Compensation Policy or to determine the terms and conditions of an Initial Award or Annual Award.

3.
Number of Shares covered by Awards. The aggregate number of shares covered by an award will be based on the Grant Date Fair Value thereof and the award’s dollar value specified in Sections 4 and 5, rounded down to the nearest whole share.

4.
Initial Award. Each person who first becomes a Director on or following the effective date of this Director Compensation Policy will be granted, automatically and without necessity of any action by the Board or any Committee, an initial award having a dollar value of $360,000 (the “Initial Award”), determined pursuant to Sections B(1) and B(3), on the date on which such person first becomes a Director. A member of the Board who was an employee of the Company or any subsidiary of the Company and who ceases to be an employee, but remains a member of the Board, will not receive an Initial Award. Notwithstanding the foregoing, no Initial Award will have a dollar value that is more than twice the dollar value of the Annual Award made to a Director in the year in which such Initial Award is granted.

5.
Annual Award. Each Director will be granted, automatically and without necessity of any action by the Board or any Committee, an annual award having a dollar value of $360,000 (an “Annual Award”), determined pursuant to Sections B(1) and B(3), on each date of the annual meeting of the stockholders of the Company. Notwithstanding the foregoing, the Annual Award to be granted to the Chairperson of the Board will have a dollar value of $360.000, determined pursuant to Sections B(1) and B(3), on each date of the annual meeting of the stockholders of the Company. If a Director joins the Board mid- year, the Director will be granted, automatically and without necessity of any action by the Board or any Committee, an Annual Award having a dollar value of $360,000, determined pursuant to Sections B(1) and B(3), on the date such Director joins the Board, prorated for the number of days between the grant date and the next annual meeting of the stockholders of the Company.
6.
Terms. The terms of each Initial Award and Annual Award granted pursuant to this Director Compensation Policy will be as follows:
a.
Each Initial Award will vest as to [1/36] of the shares covered by the Initial Award on each monthly anniversary of the grant date, rounded down to the nearest whole share and such fractional share will remain unvested until one share can vest and such whole share will vest on the next applicable vesting date (if any), provided that the Director continues to serve as a Director through the relevant vesting date.

b.
Each Annual Award will vest on the date of the next annual meeting of the stockholders of the Company, provided that the Director continues to serve as a Director through the relevant vesting date.

c.
Each Annual Award and Initial Award will otherwise be on the form of award agreement attached hereto as Exhibit A (for Options) and Exhibit B (for RSUs), as may be updated to reflect changes in applicable rules and regulations.

7.
Director Compensation Limit. No Director may be paid or granted compensation for Director services in any fiscal year that, in the aggregate, exceeds $1,000,000, increased to $1,500,000 for such Director for the fiscal year in which he or she joins the Board as a Director. Notwithstanding the foregoing, no Director may be paid or granted compensation in any fiscal year for Director services that exceeds the 75th percentile of the compensation paid or granted to similarly situated non-employee members of the boards of directors of the companies comprising the peer group used by the Company for purposes of determining Director compensation for such fiscal year. For this purpose, equity awards will be valued based on their Grant Date Fair Value. Any awards or other compensation paid or provided to an individual for his or her services as an employee, or for his or her services as a consultant (other than as a Director), will not count for purposes of the limitation under this Section B(7). Consistent with the Compensation Committee’s charter, the Compensation Committee will annually review, and reassess the adequacy of, the Company’s peer group based on discussions with such consultant and a review of all relevant factors, including, but not limited to, market capitalization, stage of development, therapeutic focus, and employee headcount.

C.
Amendment and Termination

1. Amendment and Termination. The Board may at any time amend, alter, suspend or terminate this Director Compensation Policy. No such amendment or termination will adversely impact any award previously granted under this Director Compensation Policy.